UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): APRIL 11, 2000


           DELAWARE                      0-24061               56-2065535
(State or other jurisdiction of     (Commission File          (IRS Employer
        incorporation)                   Number)         Identification Number)


                                  US LEC CORP.
             (Exact name of registrant as specified in its charter)

            401 NORTH TRYON STREET, SUITE 1000
                 CHARLOTTE, NORTH CAROLINA                    28202
         (Address of principal executive offices)           (Zip Code)


       Registrant's Telephone Number, including area code: (704) 319-1000

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

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ITEM 5.  OTHER EVENTS

         On April 11, 2000, US LEC Corp. ("US LEC" or the "Company") entered into a Preferred Stock Purchase Agreement (the "Purchase Agreement") pursuant to which the Company sold 100,000 shares of the Company's Series A Convertible Preferred Stock ("Series A Preferred Stock"), at a price of $1,000 per share, to affiliates of each of Bain Capital, Inc. ("Bain") and Thomas H. Lee Partners, L.P. ("THL") (collectively, the "Investors"). The gross proceeds of the sale were $200 million.

         Each share of Series A Preferred Stock issued in the transaction is convertible into shares of the Company's Class A Common Stock, at an initial conversion price of $35 per share, beginning on April 11, 2001 or earlier if the Company is acquired or experiences a change of control. The conversion price is subject to adjustment if the Company (i) subdivides its common stock by effecting a stock split or stock dividend, or (ii) subject to certain exceptions, issues or sells additional shares of common stock or securities convertible into common stock for less than $35 per share. The Series A Preferred Stock accrues preferential dividends daily and on a cumulative basis at an annual rate of six percent (6%) per annum, payable quarterly in additional shares of Series A Preferred Stock through April 11, 2003 and, at the option of the Company, in cash or additional shares of Series A Preferred Stock during the following seven years, unless the outstanding Series A Preferred Stock is redeemed or converted. At any time on or after the occurrence of a change of control and for a period of 60 days thereafter, holders of Series A Preferred Stock will have the right to require the Company to redeem all or a portion of their stock at a redemption price equal to 101% of its liquidation value. All outstanding shares of Series A Preferred Stock are subject to mandatory redemption by the Company on April 11, 2010 at liquidation value.

         The holders of Series A Preferred Stock are entitled to elect two directors of the Company for so long as they own at least 30% of the Class A Common Stock issued or issuable upon conversion of the Series A Preferred Stock (the "Underlying Common Stock"), and one director for so long as they own less than 30% but more than 20% of the Underlying Common Stock. On April 12, 2000, Michael A. Krupka, a managing director of Bain, and Anthony J. DiNovi, a managing director of THL, were named directors of US LEC. The holders of Series A Preferred Stock also are entitled to vote, as a class, with holders of common stock on each matter submitted to a vote of the Company's stockholders. Each share of Series A Preferred Stock has a number of votes equal to the number of shares of Class A Common Stock issuable upon conversion of a share of Series A Preferred Stock.

         Pursuant to the Purchase Agreement, Bain and THL were each granted an option to purchase up to 50,000 shares of the Company's Series B Convertible Preferred Stock ("Series B Preferred Stock"), at a price of $1,000 per share, exercisable, subject to limited exceptions, at any one time on or before April 11, 2001 (the "Option"). If the Option is exercised, the terms and conditions of the Series B Preferred Stock will be substantially identical to those of the Series A Preferred Stock, except that the initial conversion price will be $46.50 per share.

                                       2
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibits are being furnished with this report.

         EXHIBIT
         NUMBER                             DESCRIPTION
         ------                             -----------

           4.1           Preferred Stock Purchase Agreement, dated April 11,
                         2000.

           4.2           Option Agreement, dated April 11, 2000.

           4.3           Corporate Governance Agreement, dated April 11, 2000.

           4.4           Registration Rights Agreement, dated April 11, 2000.

           4.5 Certificate of Designation Relating to Series A Convertible Preferred Stock.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  US LEC Corp.


May 12, 2000                      By:      /s/ Michael K. Robinson
                                           -----------------------
                                  Name:  Michael K. Robinson
                                  Title: Executive Vice President and Chief
                                           Financial Officer

                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER                             DESCRIPTION
         ------                             -----------

           4.1           Preferred Stock Purchase Agreement, dated April 11,
                         2000.

           4.2           Option Agreement, dated April 11, 2000.

           4.3           Corporate Governance Agreement, dated April 11, 2000.

           4.4           Registration Rights Agreement, dated April 11, 2000.

           4.5 Certificate of Designation Relating to Series A Convertible Preferred Stock.